[LOGO]PIONEER
                                                                  Investments(R)

SALES AGREEMENT

TO:

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM (cont.)

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM (cont.)

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
STREET ADDRESS

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
STREETADDRESS (cont.)

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
CITY

|_||_|             |_||_||_||_||_|-|_||_||_||_|
STATE              ZIP

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
ATTENTION

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
ATTENTION (cont.)

|_||_||_||_||_||_||_||_||_||_|          |_||_||_||_||_||_||_||_||_||_|
PHONE                                   FAX

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EMAIL

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EMAIL (continued)

Pioneer Funds Distributor, Inc., Member of the UniCredito Italiano Banking Group, Register of Banking Groups, has been appointed to serve as principal underwriter as defined in the Investment Company Act of 1940, as amended (the" 1940 Act"), for the shares ("Shares") of the investment company portfolios from time to time included in the Pioneer Family of Funds. The specified portfolios are hereafter referred to individually as a "Fund" and collectively as the "Funds."

We hereby are inviting you to participate in the selling group and, subject to the terms and conditions set forth below, to make available to your customers the Shares. By your acceptance hereof, you agtee to purchase Shares only from us or from your customers, and to act only as agent for your customers or dealet for your own account, with no authority to act as agent for the Funds, for us or for any other dealer in any respect.

                                                            [LOGO]PIONEER
                                                                  Investments(R)

--------------------------------------------------------------------------------
|1|  ACCEPTANCE OF ORDERS.

Orders received from you will be accepted only at the public offering price (as defined below in Section 2) applicable to each order. When acting as agent for your customers, you agree to place orders for Shares upon the receipt of, and in the same amount as, orders from your customers. We will not accept a conditional order from you on any basis. You are authorized to: (i) place orders directly with a Fund for the purchase of Shares,and (ij) tender Shares directly to a Fund for redemption, in each case subject to the terms and conditions set forth in the applicable Fund prospectus (the "Prospectus," which for purposes of this agreement includes the Statement of Additional Information incorporated therein) and any operating procedures and policies established by us from time to time.

You shall be responsible for the accuracy, timeliness and completeness of any order transmitted by you on behalf of your customers. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Funds or their transfer agent, and you agree to indemnify and hold harmless all persons, including us and the Funds' transfer agent, from and against any and all loss, cost, damage, or expense suffered or incurred in reliance on such signature guarantee.

--------------------------------------------------------------------------------
|2|  PUBLIC OFFERING PRICE AND SALES CHARGE.

The public offering price shall be the net asset value per Share plus any sales charge payable upon the purchase of such Shares as described in the Prospectus. The public offering price may reflect scheduled variations in, or the elimination of, the sales charge on sales of the Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. You agree that you will apply any scheduled variation in, or elimination of, the sales charge uniformly to all offerees in the classes specified in the Prospectus. The sales charge applicable to any sale of Shares by you and the dealer concession or commission applicable to any order from you for the purchase of Shares accepted by us shall be as set forth in the Prospectus.

A contingent deferred sales charge ("CDSC") is applicable to redemptions of certain Shares, as described in the Prospectus. You agree that you will sell Shares subject to a CDSC and held in omnibus accounts only if you are a NETWORKING participant with the National Securities Clearing Corporation and if such accounts are established pursuant to a NETWORKING Agreement.

Reduced sales charges may apply to certain transactions as described in the Prospectus. To obtain any such reduction, you must notify us when the sale that would qualify for such reduction takes place.

--------------------------------------------------------------------------------
|3|  RULE 12B-1 PAYMENTS.

(a) As consideration for your providing distribution and marketing services in the promotion of the sale of Shares subject to a plan adopted pursuant to Rule 12b-1 under the 1940 Act, and for providing personal services to, and/or the maintenance of the accounts of, your customers who invest in and own such Shares, we shall pay such fee, if any, to you as is described in the Prospectus and otherwise established by us from time to time on Shares which are owned by you as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record. Any fee payable hereunder shall be computed and accrued daily and for each calendar quarter shall be based on the average daily net asset value of the relevant Shares which remain outstanding on the books of a Fund during such quarter. No such fee will be paid to you with respect to Shares redeemed or repurchased by such Fund within seven business days after the date of confirmation of a purchase. No such fee will be paid to you if the amount of such fee based upon the aggregate value of your customers' Shares for the quarter will be less than $5.00.

(b) The provisions of this Section 3 may be terminated with respect to any Shares in connection with the termination of this agreement, and in accordance with the provisions of Rule 12b-1 under the 1940 Act or the rules of the National Association of Securities Dealers, Inc. (the "NASD") and thereafter no such fee will be paid to you.

(c) You agree to furnish us and the Trustees of any Fund with such information as shall reasonably be requested by the Trustees with respect to the fees paid to you pursuant to this Section 3.

(d)  Consistent with NASD policies as amended or interpreted from time to time
     (i) you waive payment of amounts due from us which are funded by fees we receive under such distribution plans until we are in receipt of the fees on the relevant Shares, and (ii) our liability for amounts payable to you is limited solely to the proceeds of the fees received by us on the relevant Shares.

--------------------------------------------------------------------------------
|4|  REDEMPTION AND REPURCHASE OF SHARES.

If any Shares sold to or through you hereunder are redeemed by a Fund or repurchased by us as agent for a Fund within seven business days after confirmation of the original purchase, you agree to promptly refund the full sales charge or other concession applicable to such Shares paid to you and you will forfeit the right to receive any compensation on such Shares.

If you purchase Shares from any customer in connection with repurchase arrangements offered by a Fund, you agree to pay such of Shares is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

                                                            [LOGO]PIONEER
                                                                  Investments(R)

--------------------------------------------------------------------------------
|5|  PAYMENT FOR SHARES.

Payment for Shares sold through you shall be made on or before the settlement date specified in the applicable confirmation, and by check payable to the order of such Fund or, if applicable, by Federal Funds wire for credit to such Fund, in accordance with the procedures and conditions described in the Prospectus. Each Fund reserves the right to delay issuance of Shares until such check has cleared. If we do not timely receive payment, we reserve the right, without notice, to cancel the sale. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an Open Account in your name. If such payment or instructions are not timely received by us, we may hold you responsible for any expense or loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make such payment.

--------------------------------------------------------------------------------
|6|  MANNER OF OFFERING.

(a) No person is authorized to make or rely on any representations concerning Shares except those contained in the Prospectus and in any sales literature or other material issued by us supplemental to such Prospectus, and used in conformity with applicable rules or conditions. Shares shall only be offered by means of the Prospectus, and you shall be obligated to deliver such Prospectus to your customers in accordance with all applicable federal and state securities laws. All offerings of Shares by you shall be subject to the conditions set forth in the Prospectus (including the condition relating to minimum purchases) and to the terms and conditions herein set forth. We will furnish additional copies of the Prospectuses and such sales literature and other material issued by us in reasonable quantities upon request. You will provide all customers with the Prospectus and any required point of sale disclosure document(s) prior to or at the time such customer purchases Shares pursuant to federal securities laws and promptly will forward to us any customer request for a copy of the applicable Statement of Additional Information. In the event that you offer Shares outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of United States military authorities applicable to solicitations to military personnel.

(b) As distributor of the Shares, we shall have the authority to take such action as we may reasonably determine advisable in respect of all matters pertaining to the distribution of such Shares.

(c) We shall have the unconditional right to accept or reject orders for the purchase of Shares. It is understood that for the purposes hereof no Share shall be considered to have been sold by you and no compensation will be payable to you with respect to any order for Shares which is rejected by a Fundor us. Any consideration that you may receive in connection with a rejected purchase order will be returned promptly. The Fund's transfer agent will transmit confirmations of all accepted purchase orders for Shares to the investor or to you, if authorized.

(d) You agree that it is your responsibility to determine the suitability of any Shares as investments for your customers, and that we have no responsibility for such determination.

--------------------------------------------------------------------------------
|7|  ORDER PROCESSING CONTROLS.

In accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, NASD Conduct Rule 2110 and other applicable rules and regulations), you represent that you have reviewed your policies and procedures to ensure that they are reasonably designed with respect to preventing violations of law and reasonably designed to detect and prevent excessive trading activity. You represent that you will be responsible for the collection and payment to the Fund of any redemption fees based upon the terms outlined in the Prospectus. You agree to provide any information we may request pursuant to Rule 22c-2 under the 1940 Act.

--------------------------------------------------------------------------------
|8|  EXCESSIVE TRADING.

You agree that, in the event that it should corne to your attention that any of your customers is engaging in a pattern of purchases, redemptions and/or exchanges of Shares that appears to evidence excessive trading activity, you shall take such action as is consistent with your policies and procedures to prevent such activity from continuing.

--------------------------------------------------------------------------------
|9|  NASD MATTERS; COMPLIANCE WITH LAWS.

This agreement is conditioned upon your representation and warranty that you (i) are a member of the NASD, (ii) not required by applicable law to be a member of the NASD, or (iii) are a foreign dealer or other entity not eligible for membership in the NASD. You and we agree to abide by the applicable rules and regulations of the NASD and all applicable federal and state laws, rules and regulations.

                                                            [LOGO]PIONEER
                                                                  Investments(R)

--------------------------------------------------------------------------------
|10| STATUS OF SOLICITING DEALER.

Nothing herein shall make you a partner with us or render our relationship an association. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents and for injury to such employees or agents or to others through such employees or agents. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

--------------------------------------------------------------------------------
|11| INDEMNIFICATION.

Each of us agrees to indemnify and hold harmless the other party and its affiliates, employees and agents against all losses, costs, fines, . liabilities, damages and expenses (including reasonable legal and accounting fees) arising out of (j) such party's negligence or willful misconduct in carrying out its duties and responsibilities under this agreement, and/or (ii) any breach by such party of any material provision of this agreement. Such indemnification shall survive the termination of this agreement.

--------------------------------------------------------------------------------

|12| COMPIANCE WITH ANTI-MONEY LAUNDERING REQUIREMENTS AND ECONOMIC SANCTIONS
     PROGRAMS.

Each of us agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including, if applicable the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the "PATRIOT Act"), its implementing regulations, and applicable rules adopted thereunder. As required by the PATRIOT Act, you certify to the extent applicable that you have a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function. Each of us further agrees to comply with the economic sanctions programs administered by the U.s. Treasury Departm ent's Office of Foreign Assets Control to the extent applicable. You agree that any order to purchase Shares shall constitute your continued certification of the matters to which you have certified in this Section.

--------------------------------------------------------------------------------
|13| PRIVACY.

Each of us agrees to comply, to the extent applicable, with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 u.s.e. ss.ss. 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, including Regulation S-P of the Securities and Exchange Commission, as well as with any other applicable federal or state privacy laws and regulations. The parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P,that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and that it will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

--------------------------------------------------------------------------------
|14| AMENDMENT; TERMINATION.

We and each Fund reserve the right, in our discretion upon notice to you, to amend, modify or terminate this agreement at any time, to change the sales charges, commissions, concessions and other fees described in the applicable Prospectus, or to suspend sales or withdraw the offering of Shares. If you do not object to the amendment within 15 days from the date notice of any amendment has been sent to you, the amendment will become a part of this agreement. Your objection must be in writing and be received by us within such 15 days.

                                                            [LOGO]PIONEER
                                                                  Investments(R)

--------------------------------------------------------------------------------
|15| MISCELLANEOUS.

This agreement supersedes any and all prior agreements between us. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or sent electronically to you at the address specified by you above. This agreement shall be construed under the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

Unless the box below is checked, this document constitutes an amendment to and restatement of the Sales Agreement currently in effect between you and us.

|_| Please confirm your agreement hereto by signing and returning the enclosed counterpart of this agreement to: Pioneer Funds Distributor, Inc., 60 State Street, Boston, Massachusetts 02109-1820, Attention: Compliance Department.

Your submission and our acceptance of an order for Shares, or receipt by us of an executed copy of this agreement from you, represents your acknowledgement and acceptance of the terms and conditions of this agreement.

PIONEER FUNDS DISTRIBUTOR, INC.

/s/Kevin A. Rowell

Kevin A. Rowell, Executive Vice President

--------------------------------------------------------------------------------
WE ACCEPT THIS AGREEMENT:

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM (cont.)

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
EXACT LEGAL NAME OF FIRM (cont.)

x
--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
NAME

|_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_||_|
TITLE

|_||_|/|_||_|/|_||_||_||_|        |_||_||_||_||_||_||_||_||_||_||_||_|
DATE [month/date/year]            FIRM CRD NUMBER

For Pioneer Use Only

Compliance Review _________________________________________

Dealer No. ________________________________________________

NASD Member _______________________________________________

Disclosure ________________________________________________

                           [LOGO]PIONEER
                                 Investments(R)

Securities offered through Pioneer Funds Distributor, Inc., 60 State Street, Boston, Massachusetts 02109. Underwriter of Pioneer mutual funds, Member SIPC
(C)2006 PioneerInvestments.  o  www.pioneerfunds.com  I8071-00-1105